EXHIBIT 10.41

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT, (this “Amendment”) is dated as of December 1, 2003 and is entered into by and between EVERGREEN INTERNATIONAL AIRLINES, INC., an Oregon corporation (the “Borrower”), and UT FINANCE CORPORATION, a Delaware corporation (the “Lender”).

WHEREAS, Borrower, and Lender are parties to that certain Loan Agreement, dated as of August 22, 1997 (the “Loan Agreement”), subject to which Lender agreed to advance funds in an aggregate amount not to exceed $20,000,000 for the purposes of financing certain overhauls and repairs of Pratt & Whitney engines at Pratt & Whitney’s facility, and Borrower agreed to repay such advances; and

WHEREAS, Lender has advanced funds pursuant to the Loan Agreement, and the outstanding balance owed by Borrower as of the date hereof is $1,966,494.35; and

WHEREAS, Borrower’s obligation to repay advances made pursuant to the Loan Agreement is evidenced by (i) the Note (as such term is defined in the Loan Agreement) made by Borrower to Lender dated August 22, 1997 in the original principal amount of $20,000,000; and (ii) the Other Note (as such term is defined in the Loan Agreement), made by Borrower to Lender dated August 22, 1997 in the original principal amount of 4,223,291.61.

WHEREAS, in order to memorialize a the restructuring of payments with respect to the then outstanding balance under the Loan Agreement, the Note and the Other Note, Borrower made a note payable to Lender dated December 15, 1999 in the original principal amount of $8,862,570.05 (the “Rescheduled Note”); and

WHEREAS, in order to memorialize an additional amendment to the then outstanding balance under the Loan Agreement, the Note and the Other Note, Borrower made a note payable to Lender dated March 1, 2003 in the original principal amount of $3,519,608.61 (the “Amended Note”); and

WHEREAS the Borrower, and the Lender wish to further amend the Loan Agreement to provide for a revised payment schedule for the outstanding balance thereunder, and to establish a maturity date therefore.

NOW, THEREFORE, it is hereby agreed by and between the Borrower and the Lender as follows:

1. Definitions. Unless otherwise defined, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

2. Amendment to Section 2.4; Payments. In accordance with Section 9.6 of the Loan Agreement, Section 2.4 of thereof is hereby is amended by adding the following language to the end of subsection (a) such Section:

“On each of December 15, 2003, January 15, 2004, February 15, 2004, March 15, 2004, April 15, 2004, May 15, 2004, and June 15, 2004, Borrower shall pay Lender a minimum $250,000. On July 15, 2004, Borrower shall pay Lender the entire outstanding balance under the Note, the Other Note, and the Rescheduled Note, together with interest accrued thereon on July 15, 2004.”

Section 2.4 of the Loan Agreement is further amended by adding the following new subsection (c) to the end of such section:

“(c) Maturity. All Loans, together with all amounts owed pursuant to the Note, the Other Note, and the Rescheduled Note, together with interest accrued thereon shall mature and be due and payable on July 15, 2004.

(d) Termination of Commitment. Lender’s obligation to make advances hereunder terminated on March 1, 2003.”

3. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof:

(a) All of the representation and warranties set forth in Section 3 of the Loan Agreement are true and correct.

(b) The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of Oregon and is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions in which failure to so qualify would have a material adverse effect on its ability to conduct its operation or own its properties.

(c) This Amendment has been duly authorized and executed and is valid and binding upon the Borrower, and is enforceable against the Borrower, except to the extent such enforcement may be limited by applicable bankruptcy, insolvency, and other laws of general application affecting the rights and remedies of creditors.

4. Effect of Amendment. Except as specifically set forth herein, all other provisions of the Loan and Security Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

EVERGREEN INTERNATIONAL AIRLINES. INC.

By:	/s/ RYAN SMITH

Its:	Vice President

UT FINANCE CORPORATION

By:	/s/ WILLIAM KIVELA

Its:	Vice President